FOR IMMEDIATE RELEASE

ROO Announces Three Additions to Board of Directors

New York, NY, May 30, 2007- ROO Group Inc. (OTCBB: RGRP), a global leader in online video solutions for content providers, advertisers and Web sites, today announced the appointment of Simon Bax, Stephen Palley, and Scott Ackerman to its Board of Directors, effective immediately. The additions increase the size of ROO’s Board to six members, including four independent directors. The new board members join current members Robert Petty, Chairman and CEO, ROO Group; Robin Smyth, Executive Director, ROO Group and Doug Chertok, an independent director.

“The addition of Simon, Stephen, and Scott brings a unique combination of media, entertainment, financial and operational expertise to our Board,” stated Robert Petty, Chairman and CEO. “We look forward to benefiting from their diverse array of strengths as we enter our next stage of growth and continue building our leadership position in the online broadcasting sector.”

Mr. Bax, 48, is a media and entertainment industry veteran, having most recently served as Executive Vice President and Chief Financial Officer at Pixar Animation Studios. Previously, Mr. Bax spent seven years as Chief Financial Officer of Fox Filmed Entertainment where he was responsible for a variety of functions related to the worldwide production and distribution of all films produced by the motion picture group. In addition, Mr. Bax was responsible for the financial operations of Twentieth Century Fox Television, the network television production company, and Fox TV Studios. From 2003 to 2006, Mr. Bax served as the Chairman of SmartJog S.A., a technology start-up specializing in secure digital content delivery.

Mr. Palley, 62, is currently an Executive Director of Pali Capital, a full service broker dealer serving institutional and private investors. Mr. Palley was previously CEO of Source Media, a provider of interactive television applications. He also spent three years as a telecommunications industry consultant. From 1986 to 1996, Mr. Palley held the position of Chief Operating Officer of King World Productions, Inc., a leading television syndicator. He also brings experience in securities and entertainment law and is a member of the New York State Bar.

Mr. Ackerman, 49, is a practicing certified public accountant in the State of New York and a Partner at Wagner, Francis, Richman & Ackerman PLLC, where he has served since 1980. His areas of expertise include corporate finance, taxation, and automated accounting system implementation. Mr. Ackerman is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

About ROO

ROO Group Inc. (OTCBB: RGRP) through its 100% subsidiary ROO Media Corporation, is the online video solutions company focused on meeting the specific needs of large enterprise companies globally. The company's proprietary platform, the ROO Video Exchange, simultaneously services multiple video channels, audience segments and advertisers and, as such, has become a leading platform in content aggregation, distribution and targeted advertising. ROO's unique ability to offer a "many-to-many" service has helped secure its position as the Internet broadcast company of choice for companies seeking effective strategies for monetizing online video. The company has offices in the United States, United Kingdom, Germany and Australia. For additional information, please visit the Company’s Web site at www.roo.com.

Certain statements in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of ROO Group Inc ("the Company"), or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov.

Contacts

Brad Edwards
Brainerd Communicators, Inc.
Ph: 212-986-6667
edwards@braincomm.com